UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

NETFONE, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120895

(Commission File Number)

98-0438201

(IRS Employer Identification No.)

918-1030 West Georgia Street, Vancouver, BC V6E 2Y3

(Address of principal executive offices and Zip Code)

604-676-3410

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2007, we entered into a share purchase agreement with Portal One Systems, Inc., a British Columbia registered company, whereby we transferred all of our shares in NetFone Services, Inc., our wholly owned subsidiary, at a purchase price of US$25,000.

Pursuant to the share purchase agreement, NetFone Services, Inc. will retain all of the VoIP customers, assets, agreements and account receivable and payable (other than accounting, legal and the expenses, loans and consulting fee owing to Rafeh Hulays). NetFone Services, Inc. will assume liability for CDN$25,662 in consulting fees currently due and owing to Rafeh Hulays, while the rest of the debt (in the form of loans, expenses and the remaining consulting fees owed to Rafeh Hulays or other shareholders) will remain owed by us. This transaction does not include the software assets we purchased from Asterisk IT Pty and Arezqui Belaid on January 4, 2007 and we will retain those assets. We will now focus on the deployment of virtual calling card, fax to email and email to fax services.

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Rafer Hulays, who is our President, Chief Executive Officer, Treasurer, Secretary, Director, and a majority shareholder, owns 71.14% of Portal One Systems, Inc. Rafeh Hulays is also the President and Chief Executive Officer of Portal One Systems, Inc.

Item 9.01. Financial Statements and Exhibits

10.1	Share Purchase Agreement between NetFone, Inc. and Portal One Systems, Inc. dated March 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFONE, INC.

/s/ Rafeh Hulays

Rafeh Hulays

President and Chief Executive Officer

Date: March 9, 2007

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